UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
September 20, 2005

____________________________

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5700 Tennyson Parkway Plano, Texas 75024 (Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2005, the Board of Directors of Rent-A-Center, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws to delete all references to the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and to make certain other minor revisions. The Company’s Amended and Restated Bylaws reflecting the foregoing amendments is filed as Exhibit 3.(ii) hereto and is incorporated herein by reference.

On September 21, 2005, the Company, under authorization of its Board of Directors, filed a Certificate of Elimination with the Secretary of State of the State of Delaware. The Certificate of Elimination amends the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), by eliminating the Series C Preferred Stock and all references to such stock in the Certificate of Incorporation. No shares of the Series C Preferred Stock were outstanding. The amendment to the Certificate of Incorporation became effective on September 21, 2005. The Certificate of Elimination is filed as Exhibit 3.(i) hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
3.(i)	Certificate of Elimination of Series C Convertible Preferred Stock.
3.(ii)	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: September 20, 2005	By:	/s/ Robert D. Davis
Robert D. Davis
Senior Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.(i)	Certificate of Elimination of Series C Convertible Preferred Stock.
3.(ii)	Amended and Restated Bylaws.